CERTIFICATE OF QUALIFIED PERSON

As an author of the report entitled "New Afton 43-101 Independent Technical Report" dated April, 2007, as revised June, 2007 (the "Technical Report"), I, Andrew Holmes, do hereby certify that:

1.

I am employed as a senior hydrogeologist by:

Piteau Associates Engineering Ltd
#215 - 260 West Esplanade
North Vancouver, B.C.
V7M 3G7

2.

I graduated with a B.A.Sc. from the University of British Columbia in 1976.

3.

I am a Professional Engineer, registered with APEGBC.

4.

I have worked as a geological engineer specializing in hydrogeology, continuously for more than 30 years since my graduation from undergraduate university.

5.

I have read the definition of "Qualified Person" set out in National instrument 43-101 ("Nl 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in Nl 43-101) and past relevant work experience, I fulfill the requirements to be a "Qualified Person" for the purposes of NI 43-101.

6.

I am responsible for the preparation of information relating to areas of responsibility in Sections 25.5 to 25.8 of the Technical Report. My involvement with the New Afton project included evaluating the hydrogeology in the area of the proposed underground workings and tailings storage facility, assessing the groundwater flow regime, and identifying and developing designs for the groundwater control measures that will be required. This included prediction of groundwater inflows to the underground mine, and seepage estimates for the tailings impoundment.

7.

As of the date of this certificate, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

8.

I am independent of New Gold Inc., applying all the tests in section 1.5 of National Instrument 43-101.

9.

I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 15th day of April, 2009

/s/ Andrew Holmes
Andrew Holmes, P. Eng